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                                                                   EXHIBIT 12.11

SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES NOONEY INCOME FUND II
RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                 Three       Three
                                                                                                 Months      Months
                                      Year End.   Year End.   Year End.  Year End.  Year End.     End.        End.
                                         1996       1997        1998       1999       2000      3/31/00     3/31/01
                                      -----------------------------------------------------------------------------

Earnings:
  Pretax income (loss)                 $   84      $   64      $  364      $   65     $  500     $   81     $  135

Fixed Charges:
  Interest expense                        614         596         584         554        617        147        143
  Interest factor of rental expense       --          --          --          --         --         --         --
                                      -----------------------------------------------------------------------------
             Total fixed charges          614         596         584         554        617        147        143
                                      -----------------------------------------------------------------------------

             Total earnings               698         660         948         619      1,117        228        278

             Total fixed charges          614         596         584         554        617        147        143
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
Ratio of earnings to fixed charges       1.14        1.11        1.62        1.12       1.81       1.55       1.94
                                      -----------------------------------------------------------------------------

                                      -----------------------------------------------------------------------------
  Deficiency to cover fixed charges       --          --          --          --         --         --         --
                                      -----------------------------------------------------------------------------